UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☒	Definitive Information Statement

HPIL HOLDING

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:___________
(2)	Aggregate number of securities to which transaction applies:___________
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):____________

(4)	Proposed maximum aggregate value of transaction:____________
(5)	Total fee paid:____________

☐	Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:___________
(2)	Form, Schedule or Registration Statement No.:___________
(3)	Filing Party:___________
(4)	Date Filed:___________

HPIL HOLDING

3738 Coach Cove

Sanford, MI 48657

 NOTICE OF ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the holders of more than a majority of the voting power of the shareholders of HPIL Holding, a Nevada corporation (the “Company” “we,” “us,” or “our”), have approved the following action without a meeting of shareholders in accordance with Section 78.320 of the Nevada Revised Statutes:

The approval of an amendment to our articles of incorporation to increase our authorized shares of capital stock from 400,000,000 shares to 10,703,000,000 shares, which shall consist to increase our authorized shares of common stock from 400,000,000 to 10,699,999,990, and to increase our authorized shares of preferred stock from 0 to 3,000,010. The action will become effective on or about the 20th  day after the definitive information statement is mailed to our shareholders.

Shareholders of record at the close of business on March 28, 2017 (the “Record Date”), are entitled to receive a copy of this information statement.

The enclosed information statement contains information pertaining to the matters acted upon.

      WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors of

HPIL Holding

April 20, 2017                                                                                                                  /s/ Nitin Amersey

By: Nitin Amersey

Its: Director, Chief Financial Officer (principal financial officer and principal accounting officer), Corporate Secretary and Treasurer

HPIL HOLDING

3738 Coach Cove

Sanford, MI 48657

____________________

INFORMATION STATEMENT

PURSUANT TO SECTION 14 OF THE

SECURITIES AND EXCHANGE ACT OF 1934 AND

REGULATION 14C AND SCHEDULE 14C THEREUNDER

____________________

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

____________________

This information statement is being furnished in connection with the action by written consent of shareholders taken without a meeting of a proposal to approve the actions described in this information statement. We are mailing this information statement to our shareholders of record on March 28, 2017 (the “Record Date”).

What action was taken by written consent?

We obtained shareholders consent for the approval of an amendment to our articles of incorporation to increase our authorized shares capital stock from 400,000,000 shares to 10,703,000,000 shares as follows:

(1) an increase to the Company’s authorized shares of common stock, par value $0.0001 (“Common Stock”), from 400,000,000 shares to 10,699,999,990 shares; and

(2) an increase to the Company’s authorized shares of preferred stock, par value $0.0001, from 0 shares to 3,000,010 shares and designation of a Series A class of preferred stock with 10 authorized shares, and a Series B class of preferred stock with 3,000,000 authorized shares.

How many shares of voting stock were outstanding on the Record Date?

On the Record Date, the date we received the consent of the holders of a majority of the voting power of our shareholders, there were 50,969,150 shares of Common Stock issued and outstanding and no shares of Preferred Stock.

What vote was obtained to approve the amendment to the articles of incorporation described in this information statement?

We obtained the approval of the holders of 43,231,600 shares of Common Stock, or approximately 84.82% of the voting power of our shareholders and 84.82% of the voting power eligible to vote on the amendment to our articles of incorporation.

Why am I not being asked to vote?

The shareholder of a majority of the shares of voting stock issued and outstanding of the Company have already ratified, approved or adopted the Corporate Action pursuant to written consents in lieu of a special meeting of stockholders.  Such ratification, approval or adoption is sufficient under Nevada law, and no further approval by the Company’s stockholders is required to effect the Corporate Action.

What do I need to do now?

Nothing. This Information Statement is purely for your information and does not require or request you to do anything.

Whom can I call with questions?

If you have any questions about the Corporate Action, please contact our office Investor Relation Department at +1 (248) 750-1015.

AMENDMENT TO THE ARTICLES OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF CAPITAL STOCK FROM 400,000,000 TO 10,703,000,000

Our board of directors and the holders of a majority of the voting power of our shareholders have approved an amendment to our articles of incorporation to increase our authorized shares of Capital Stock from 400,000,000 to 10,703,000,000, including the authorization of 3,000,010 shares of Preferred Stock. The increase in our authorized shares of Capital Stock will become effective upon the filing of the amendment to our articles of incorporation with the Secretary of State of the State of Nevada. We will file the amendment to our articles of incorporation to effectuate the increase in our authorized shares of Capital Stock (the “Amendment”) approximately (but not less than) 20 days after the definitive information statement is mailed to shareholders.

The form of certificate of amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix A to this information statement.

Outstanding Shares and Purpose of the Amendment

Our articles of incorporation currently authorize us to issue a maximum of 400,000,000 shares of Capital Stock, consisting solely of Common Stock, par value $0.0001 per share. As of the Record Date, we had 50,969,150 shares of Common Stock issued, outstanding and no shares of Preferred Stock authorized, issued or outstanding.

The board of directors believes that the increase in our authorized Capital Stock will enhance our ability to finance the development and operation of our business and will allow for more flexibility regarding additional equity financings.

Effects of the Increase in Authorized Capital Stock

Potential uses of the additional authorized shares of Capital Stock may include public or private offerings, conversions of convertible securities, issuance of stock or stock options to employees, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of the Capital Stock will give the us greater flexibility and will allow the Company to issue such shares, in most cases, without the expense or delay of seeking stockholder approval. The Company may issue shares of its Capital Stock in connection with financing transactions and other corporate purposes which the Board of Directors believes will be in the best interest of the Company’s stockholders. The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one (1) vote per share of Common Stock. The additional shares of Series A Preferred Stock have will carry enhanced voting rights as set forth in the amended Articles of Incorporation. The additional shares of Series B Preferred Stock will carry no voting rights, but each share of Series B Preferred Stock is convertible into fifty (50) shares of Common Stock.  Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock and Preferred Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table lists, as of the Record Date, the number of shares of our common stock that are beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group.  Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission.  Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security.  The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days.  Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 50,969,150 shares of our common stock and issued and outstanding as of the Record Date.

Named Executives, Directors and 5% Shareholders	Number of Shares of Common Stock Beneficially Owned	Percent of Class Beneficially Owned
Louis Bertoli (1)	43,220,000	84.80%
Nitin M. Amersey (2)	10,600	*
John B. Mitchell (4)	500	*
John D. Dunlap, III (5)	500	*
All Directors and Executive Officers as a group (4 people)	43,231,600	84.82%

* Less than 1%

(1)    Mr. Bertoli is our Chairman of the Board and President, Chief Executive Officer of HPIL Holding;

(2)    Mr. Amersey is a Director and Chief Financial Officer, Corporate Secretary and Treasurer of HPIL Holding, 5,000 shares owned directly and 5,600 shares owned indirectly through Amersey Investments LLC.;

(3)    Mr. Mitchell is a Director of HPIL Holding;

(4)    Mr. Dunlap is a Director of HPIL Holding.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 400,000,000 shares of Common Stock with a par value of $0.0001, of which 50,969,150 shares are issued and outstanding as of the Record Date. Each holder of our shares of our Common Stock is entitled to one (1) vote per share on all matters to be voted upon by the stockholders, including the election of Directors. The holders of shares of Common Stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay defer or prevent a change in control of our Company.

Preferred Stock

We currently have no shares of preferred stock authorized or issued.

DISSENTER’S RIGHTS

Under the Nevada Revised Statutes, holders of shares of Common Stock are not entitled to dissenters’ rights with respect to any aspect of the Amendment, and we will not independently provide holders with any such right.

INTEREST OF CERTAIN PERSONS IN THE AMENDMENT

No Director, Executive Officer, nominee for election as a Director, associate of any Director, Executive Officer or nominee or any other person has any interest, direct or indirect, by security holdings or otherwise, in the Corporate Action which is not shared by all other stockholders.

RELIANCE ON INFORMATION

You should rely only on the information the Company has provided in this Information Statement.  The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information.  You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with such Act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549 or may be accessed at www.sec.gov.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE CORPORATE ACTION THAT HAS BEEN APPROVED AND TO PROVIDE YOU WITH INFORMATION ABOUT THE CORPORATE ACTION AND OTHER RELEVANT BACKGROUND INFORMATION.

By order of the Board of Directors

April 20, 2017

 /s/ Nitin Amersey

Nitin Amersey

Director, Chief Financial Officer

Corporate Secretary and Treasurer

Appendix A

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.     Name of Corporation: HPIL Holding

2.     The articles have been amended as follows:

 Article IV has been amended and restated as set forth on Exhibit 1 attached hereto.

3.     The vote by which the shareholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 84.82%

4.     Effective date of filing: _____________

5.     Signature: /s/ Nitin Amersey, Director, Chief Financial Officer

EXHIBIT 1

Article IV - Capital Stock

The total number of shares of stock which the Corporation shall have authority to issue is ten billion, seven hundred three million (10,703,000,000) which shall consist of:

A.     Three Million Ten (3,000,010) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”); and

B.     Ten billion, six hundred ninety-nine million, nine hundred ninety-nine thousand, nine hundred ninety (10,699,999,990) shares of common stock, par value $0.0001 per share (the “Common Stock”).

The voting powers, designations, preferences, privileges and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each class or series of capital stock of the Corporation, shall be as provided in this Article IV. Unless otherwise indicated, all Section references in this Article IV shall refer to the corresponding Sections in said Article.

A.  “PREFERRED STOCK”.

1.      Designation.

(a)      Series A Preferred. A total of 10 shares of the Corporation’s Preferred Stock shall be authorized as a series known as Series A Preferred Stock, par value $0.0001 per share (the “Series A Stock”).

(b)      Series B Preferred. A total of 3,000,000 shares of the Corporation’s Preferred Stock shall be authorized as a series known as Series B Preferred Stock, par value $0.0001 per share (the “Series B Stock”).

2.      Voting.

(a)             Series A Stock. The holders of Series A Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and shall vote with holders of Common Stock, voting together as a single class upon all matters submitted to a vote of stockholders, excluding those matters required to be submitted to a class or series vote pursuant to the terms hereof or by law.

If at least one (1) share of Series A Stock is issued and outstanding, then the total aggregate issued shares of Series A Stock at any given time, regardless of their number, shall have voting rights equal to four times the total number of shares of Common Stock which are issued and outstanding at the time of voting.

Each individual share of Series A Stock shall have the voting rights equal to four (4) times the sum of all shares of Common Stock issued and outstanding at the time of voting divided by the number of shares of Series A Stock issued and outstanding at the time of voting, upon any items submitted to a vote of stockholders, except with respect to matters requiring a separate series or class vote.

(b)             Series B Stock. Series B Stock shall have no voting rights.

3.      Dividends. The holders of shares of Series A Stock and Series B Stock shall be entitled to receive dividends, out of funds legally available therefor, at such times and in such amounts as the board of directors may determine in its sole discretion.

4.      Conversion. The holders of the shares of Preferred Stock shall have the following conversion rights:

(a)   Series A Stock.  Each individual share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock equal to: [all shares of Common Stock issued and outstanding at time of conversion, plus all shares of Series B Preferred Stocks issued and outstanding at time of conversion] divided by four (4) and divided again by the total number of shares of Series A Preferred Stock issued and outstanding at the time of conversion.

(b)   Series B Stock. A holder of shares of Series B Stock shall be entitled at any time, upon written election to the Corporation, without payment of any additional consideration, to cause any or all of its shares of Series B Stock to be converted on a fifty (50) for one (1) basis into Common Stock.

(c)    Method of Conversion. Upon the election by a holder of shares of Preferred Stock to effect a conversion, such holder shall surrender the certificate or certificates representing the shares of Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Preferred Stock by the Corporation, or in the event the certificate or certificates are lost, stolen or missing, shall deliver an Affidavit of Loss with respect to such certificates. The issuance by the Corporation of shares of Common Stock upon such a conversion shall be effective as of the surrender of the certificate or certificates for the shares of Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or as of the delivery of an Affidavit of Loss.

(d)   Fractional Shares. The Corporation shall not be obligated to deliver to any holder of shares of Preferred Stock any fractional share of Common Stock issuable upon any conversion of such shares (after aggregating all shares of Common Stock into which shares of Preferred Stock held by each holder could be converted), but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

(e)    Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(f)    No Closing of Transfer Books. The Corporation shall not close its books against the transfer of shares of Preferred Stock in any manner which would interfere with the timely conversion of any shares of Preferred Stock.

(g)   Issuance Tax. The issuance of certificates for shares of Common Stock upon conversion of shares of the applicable series of Preferred Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock.

5.      Dividends and Stock Splits. If the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the conversion ratio shall be appropriately adjusted so that the number of shares of Common Stock issuable on conversion of any shares of Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

B.  “Common Stock”.

1.      Designation. A total of 10,699,999,990 shares of the Corporation’s capital stock shall be designated as common stock, par value $0.0001 per share.

2.      Voting. The holder of each share of Common Stock shall be entitled to one (1) vote for each such share as determined on the record date for the vote or consent of stockholders and, for so long as any share of Series A Stock remains outstanding, shall vote together with the holders of Series A Stock, as a single class, upon any items submitted to a vote of stockholders, except with respect to matters requiring a separate series or class vote.

3.      Dividends. Subject to the rights of holders of Preferred Stock, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the board of directors may determine in its sole discretion.

4.      Liquidation. Upon any Liquidation Event, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of shares of Preferred Stock are entitled with respect to the distribution of assets, the holders of shares of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.

5.      Fractional Shares. The Corporation may not issue fractional shares of Common Stock or Preferred Stock.